                UNITED STATES SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                  SCHEDULE 14A
                                (Amendment No.1)

                Proxy Statement Pursuant to Section 14(a) of the
                         Securities Exchange Act of 1934

Filed by the Registrant [X]
Filed by a Party other than the Registrant [ ]
Check the appropriate box:

[X]     Preliminary Proxy Statement

[ ]     Confidential, for Use of the Commission Only (as permitted by Rule 14a-6
        (e)(2))

[ ]     Definitive Proxy Statement

[ ]     Definitive Additional Materials

[ ]     Soliciting Material Pursuant to ss.240.14a-12.

                             ENERJEX RESOURCES, INC.
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                (Name of Registrant as Specified in Its Charter)

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    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[X]     No fee required.
[ ]     Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

        1)   Title of each class of securities to which transaction applies:

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        2)   Aggregate number of securities to which transaction applies:

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        3)   Per unit price or other  underlying value  of transaction  computed pursuant  to  Exchange  Act Rule  0-11:  (set  forth the  amount on
             which  the  filing  fee   is  calculated  and   state  how  it  was
             determined):

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        4)   Proposed maximum aggregate value of transaction:

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        5)   Total fee paid:

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[  ]    Fee paid previously with preliminary materials.

[  ]    Check box if any part of  the fee is offset as provided by  Exchange Act
        Rule  0-11(a)(2)  and  identify the filing for  which the offsetting fee was  paid  previously.  Identify  the  previous  filing by  registration statement number, or the Form or Schedule and the date of its filing.

        (1)  Amount Previously Paid:

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        (2)  Form, Schedule or Registration Statement No.:

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        (3)  Filing Party:

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        (4)  Date Filed:

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                             ENERJEX RESOURCES, INC.
                            7300 W. 110th, 7th Floor
                           Overland Park, Kansas 66210

                    NOTICE OF SPECIAL MEETING OF STOCKHOLDERS
                           To be held on May 27 , 2008

Dear EnerJex Resources, Inc. Stockholders:

     You are cordially  invited to attend a special  meeting of  stockholders of
EnerJex  Resources,  Inc.,  a  Nevada  corporation  ("EnerJex"),  to be  held on
Tuesday ,  May 27 , 2008, at 10:00 a.m., local  time, at 7300 W. 110th, 7th Floor,
Overland  Park,  Kansas  66210.  At the  special  meeting,  you will be asked to consider and vote on the following proposals:

     1.   To (i)  authorize a 1-for-5  reverse  stock split of EnerJex's  common stock,  (ii) in connection  therewith,  approve a form of amendment to
          EnerJex's Articles of Incorporation to effect the reverse stock split, and (iii)  authorize any other action  deemed  necessary to effect the reverse stock split,  without  further  approval or  authorization  of
          EnerJex's  stockholders,  at any time within 12 months of the approval of this  proposal;  and
     2.   To consider  and act upon any other  matters  that may  properly  come before the meeting or any adjournment thereof.

     EnerJex  is  seeking  approval  of the  proposal  because on April 9, 2008,
EnerJex  filed a  Registration  Statement  on Form S-1 with the  Securities  and
Exchange  Commission  to  register  certain of its shares of common  stock in an underwritten  public  offering.  Concurrent with the proposed  public  offering,
EnerJex  anticipates  applying  for listing of its common  stock on the American
Stock Exchange, or AMEX. One of the quantitative standards needed to qualify for initial  listing on AMEX is that EnerJex's  common stock must have a minimum bid price of $3.00 per  share.  On April 9, 2008,  the  closing  price of  EnerJex's common stock as quoted on the  Over-the-Counter  Bulletin  Board was $1.10.  The
board of directors  believes  that listing  EnerJex's  shares of common stock on
AMEX is in the best  interests of EnerJex and its  stockholders  for a number of reasons,  including that it may enable a more active and orderly  trading market to develop,  thereby enabling  EnerJex  stockholders to more easily buy and sell shares of EnerJex common stock.  However, even after effecting the reverse stock split,  there can be no assurance  that EnerJex will meet the  requirements  for initial  listing on AMEX.  Further,  Nevada Revised  Statutes  require a vote of stockholders to implement the reverse stock split.

     EnerJex's  board of directors  has fixed the close of business on April 15 ,
2008 as the record date for the purpose of determining the  stockholders who are entitled  to  receive  notice  of and to  vote  at the  special  meeting  or any adjournment  thereof.  A  list  of  such  stockholders  will  be  available  for examination  by a  stockholder  for any purpose  germane to the  meeting  during normal  business  hours at  EnerJex's  executive  offices at 7300 W. 110th,  7th
Floor, Overland Park, KS 66210 for 10 days prior to the special meeting.

                                       By Order of the Board of Directors

                                       Steve Cochennet
                                       Secretary

Overland Park, Kansas
May ___, 2008

                                    IMPORTANT

Whether or not you expect to attend the special meeting in person, EnerJex urges you to please vote your shares at your  earliest  convenience.  This will ensure the presence of a quorum at the meeting. Promptly voting your shares by signing, dating and mailing the  enclosed  proxy will save EnerJex the expenses and extra time of additional solicitation.  Submitting your proxy now will not prevent you from  voting your shares at the meeting if you desire to do so, as your proxy is revocable at your option.

                             ENERJEX RESOURCES, INC.
                            7300 W. 110th, 7th Floor
                             Overland Park, KS 66210

                                 PROXY STATEMENT
                       FOR SPECIAL MEETING OF STOCKHOLDERS
                                  May 27 , 2008

     This proxy  statement is furnished in connection  with the  solicitation by the board of directors of EnerJex Resources,  Inc. ("EnerJex") of proxies in the accompanying  form  for  the  special  meeting  of  stockholders  to be  held on
Tuesday ,  May 27 , 2008 at 10:00  a.m.,  local  time,  at  the EnerJex  executive offices at 7300 W. 110th,  7th Floor,  Overland  Park,  Kansas  66210 and at any
adjournment thereof.

     This  proxy  statement  and the  enclosed  form of proxy were first sent to stockholders on or about May ___, 2008.

     If the  form of  proxy  enclosed  herewith  is  executed  and  returned  as requested,  it may  nevertheless  be revoked at any time  prior to  exercise  by filing an instrument revoking it or a duly executed proxy bearing a later date.

     Solicitation  of proxies  will be made by mail and by  EnerJex's  Chairman,
Steve  Cochennet.  EnerJex  will  bear the costs of such  solicitation  and will
reimburse  brokerage  firms,  banks,   trustees  and  others  for  their  actual
out-of-pocket  expenses in forwarding proxy material to the beneficial owners of its common stock.

     As of the close of  business  on April 15 ,  2008,  the record  date for the special meeting,  EnerJex had outstanding and entitled to vote 22,203,256 shares of common stock. Each share of common stock is entitled to one vote per share on all matters submitted to a vote of EnerJex's stockholders.  Only stockholders of record at the close of business  on April 15 ,  2008 are  entitled to vote at the special meeting or at any adjournment thereof.

     The  presence  at the  meeting,  in person or by proxy,  of the  holders of common stock holding in the aggregate a majority of the common stock entitled to vote shall constitute a quorum for the transaction of business.

     Stockholders  who send in proxies but attend the meeting in person may vote directly if they prefer and withdraw their proxies or may allow their proxies to be voted with the similar proxies sent in by other stockholders.

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                        VOTING PROCEDURES AND TABULATION
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     EnerJex  will  appoint an election  inspector  to act at the meeting and to make a written report thereof.  Prior to the meeting, the inspector will sign an oath to  perform  its  duties  in an  impartial  manner  and to the  best of its ability.  The inspector will ascertain the number of shares  outstanding and the voting power of each of such shares,  determine  the shares  represented  at the meeting and the validity of proxies and ballots, count all votes and ballots and perform certain other duties as required by law. The inspector will tabulate the number of votes cast for,  against or abstained  from the proposal  described in the foregoing notice.

     The  proposal to grant the board of  directors  discretionary  authority to enact a 1-for-5 reverse split of the issued and outstanding  common stock and to issue whole shares in lieu of issuing  fractional  shares created by the reverse stock split must be approved by a majority of the shares of common  stock issued and outstanding.

     If a  stockholder  abstains  from voting on the  proposal  presented at the meeting, it will have the same effect as a vote cast "AGAINST" such proposal.

     If EnerJex receives a signed proxy card with no indication of the manner in which  shares  are to be voted on the  proposal,  such  shares  will be voted in accordance with the recommendation of the board of directors for such proposal.

     Brokers who hold shares in street name only have the  authority  to vote on certain items when they have not received  instructions from beneficial  owners.
Any "broker non-votes" will be counted for the purposes of determining whether a quorum  is  present  for the  meeting,  but will not be  counted  as votes  cast regarding the proposal.  Therefore,  all "broker  non-votes"  will have the same effect as a vote cast "AGAINST" the proposal.

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                              QUESTIONS AND ANSWERS
          ABOUT THE PROXY MATERIALS, PROPOSALS AND THE SPECIAL MEETING
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Q.   Why am I receiving these materials?

A.   EnerJex's  board of directors is providing  these proxy materials to you in connection with the special meeting of stockholders,  which will take place on  Tuesday ,  May 27 ,  2008 at 10:00  a.m.,  local  time,  at  the  EnerJex executive office, at 7300 W. 110th, 7th Floor, Overland Park, Kansas 66210.
     As a  stockholder,  you are invited to attend the  special  meeting and are requested  to  vote on the  items  of  business  described  in  this  Proxy
     Statement.

Q.   How may I obtain  EnerJex's  annual  report for the fiscal  ended March 31,
     2007?

A.   Stockholders  may request a free copy of EnerJex's annual report by writing to: EnerJex Resource, Inc., 7300 W. 110th, 7th Floor, Overland Park, Kansas
     66210.  Current  and  prospective  investors  can also access or order free copies  of  EnerJex's  annual  report,  this  Proxy  Statement,  and  other
     financial    information    and   reports   from   the   SEC   website   at
     http://www.sec.gov.

Q.   What  proposals  are  shareholders  being asked to consider at the upcoming special meeting?

A.   EnerJex is seeking approval of a 1-for-5 reverse stock split.

Q.   Why is EnerJex seeking stockholder  approval to implement the reverse stock split of EnerJex's outstanding common stock?

A.   On April 9, 2008,  EnerJex filed a Registration  Statement on Form S-1 with the Securities and Exchange Commission to register certain of its shares of common  stock  in an  underwritten  public  offering.  Concurrent  with the proposed public offering,  EnerJex anticipates  applying for listing of its common stock on The American Stock  Exchange,  or AMEX,  under the proposed symbol "JEX." AMEX initial  listing  standards  require that EnerJex have a minimum trading price before its listing will be approved.  Further, Nevada
     Revised  Statutes  require a vote of  stockholders to implement the reverse stock split.

Q.   What if EnerJex does not complete the proposed public offering?

A.   If EnerJex  does not  complete the  proposed  public  offering,  it may not effect the reverse split.

Q.   What happens if the proposal is approved?

A.   If the  proposal is approved,  then  EnerJex's  board of directors  will be authorized to effectuate a 1-for-5 reverse split of EnerJex's common stock, whereby any block of five shares of common stock held by a stockholder will be converted into one share of common stock and  fractional  shares will be rounded up to the nearest whole share.  Consequently,  no stockholder  will hold less than one whole share after the  effectuation of the reverse stock split.  This  authorization  and  approval  will  expire  if the  board  of directors  does not enact the reverse  stock split  within 12 months of the approval of this proposal. If EnerJex's common stock trades at a price over
     $5.00 per share,  it will no longer be subject to the rules and regulations governing penny stocks.

Q.   What if the proposal is not approved?

A.   If the  reverse  stock  split does not receive  stockholder  approval,  the reverse  stock split will not occur and EnerJex may not be able to obtain a listing of the common stock on a national stock exchange.  EnerJex's common stock would continue to be a penny stock and be subject to all of the rules and restrictions governing penny stocks.

Q.   What do I do with my stock certificates after the reverse stock split?

A.   It will not be necessary for  stockholders to exchange their existing stock certificates for post-reverse stock split  certificates.  Outstanding stock certificates should not be destroyed.  Delivery of your certificates issued prior to the  effective  date of the reverse  stock  split will  constitute
     "good delivery" of shares in  transactions  subsequent to the reverse stock split.  Certificates  representing  post-reverse stock split shares will be issued with respect to transfers  completed  after the reverse stock split.
     New  certificates  will also be issued upon the request of any stockholder,
     subject  to  normal  requirements  as  to  proper  endorsement,   signature
     guarantee, if required, and payment of applicable taxes and fees.

Q.   What if I have lost my certificate?

A.   If you have lost your certificate, you can contact EnerJex's transfer agent to have a new  certificate  issued.  You may be  required to post a bond or other  security  to  reimburse  EnerJex  for any  damages  or  costs if the certificate  is later  delivered for sale of transfer.  EnerJex's  transfer agent may be reached at:

                  Standard Registrar & Transfer Co., Inc.
                  12528 S. 1840 East
                  Draper, UT  84020
                  Phone:   801-571-8844
                  Fax:     801-571-2551

Q.   Can I require EnerJex to purchase my stock?

A.   No,  the  transactions  contemplated  by the  proposal  do not give rise to appraisal  rights.  Pursuant to the Nevada  Revised  Statutes,  you are not
     entitled to an  appraisal  and purchase of your common stock as a result of the reverse stock split.

Q.   How does the board of directors recommend that I vote?

A.   EnerJex's board of directors recommends that you vote your shares "FOR" the proposal at the special meeting.

Q.   What shares can I vote?

A.   Each share of EnerJex common stock  outstanding as of the close of business on April 15 ,  2008 (the  record  date) is entitled to one vote on all items being voted on at the special meeting. You may vote all shares owned by you as of the record date,  including  (i) shares held directly in your name as the  stockholder  of record and (ii) shares held for you as the  beneficial owner through a broker, trustee or other nominee, such as a bank.

Q.   What is the difference  between holding shares as a "stockholder of record"
     and as a "beneficial owner?"

A.   Many EnerJex  common  stockholders  hold their  shares  through a broker or other nominee rather than directly in their own name. As summarized  below, there are some distinctions  between common shares held of record and those owned beneficially.

          •    Stockholder  of Record:  If your  common  shares  are  registered directly in your name with EnerJex's  common stock transfer agent
               (Standard Registrar & Transfer Co., Inc.), you are considered the stockholder  of  record  with  respect  to those  shares.  As the stockholder  of record,  you have the right

               to grant  your  voting  proxy  directly  to EnerJex or to vote in person at the special  meeting.  A proxy card is enclosed for you to use.

          •    Beneficial  Owner: If your shares are held in a brokerage account or by another nominee (often referred to as being held in "street name"),  you are considered the beneficial  owner of such shares, and these proxy  materials  are being  forwarded  to you together with a  voting  instruction  card  by  your  broker,  trustee  or nominee,  as the case may be. As the beneficial  owner,  you have the right to direct your broker,  trustee or nominee how to vote, and you are also invited to attend the special meeting.

               Since a beneficial  owner is not the  stockholder of record,  you may not vote your shares in person at the special  meeting unless you obtain a "legal  proxy" from the  broker,  trustee or nominee that holds your  shares,  giving you the right to vote the shares at the  meeting.  Your  broker,  trustee or nominee  should  have enclosed  or  provided  voting  instructions  for  you  to use in directing  the broker,  trustee or other nominee how to vote your shares.

Q.   How can I attend the special meeting?

A.   Because  seating  is  limited,  admission  to  the  meeting  will  be  on a first-come,  first-served  basis.  You should be prepared to present  photo identification for admittance. If you are not a stockholder of record as of the record date but held your  shares in street  name,  you should  provide proof of  beneficial  ownership  as of the record  date,  such as your most recent  account  statement  prior to April 15 ,  2008,  a copy of the voting instruction  card  provided by your  broker,  trustee or nominee,  or other similar evidence of ownership.  If you do not provide photo  identification or comply with the other procedures outlined above, you may not be admitted to the special meeting.

     Please let  EnerJex  know if you plan to attend the  meeting by marking the box on the enclosed  proxy card.  The meeting will begin  promptly at 10:00
     a.m.  local time.  Check-in  will begin at 9:30 a.m.  local  time,  and you should allow ample time for the check-in procedures.

Q.   How can I vote my shares in person at the special meeting?

A.   Shares held in your name as the  stockholder  of record may be voted by you in person at the special  meeting.  Shares held in street name may be voted by you in person at the  special  meeting  only if you obtain a legal proxy from the broker,  trustee or nominee that holds your shares  giving you the right to vote the shares.  Even if you plan to attend the special  meeting,
     EnerJex  recommends that you also submit your proxy or voting  instructions as  described  below so that your vote will be counted if you later  decide not to attend the meeting.

Q.   How can I vote my shares without attending the special meeting?

A.   Whether you hold shares as the stockholder of record or in street name, you may direct how your shares are voted without attending the special meeting.
     If you are a stockholder of record,  you may vote by submitting a proxy. If you  hold  shares  in  street  name,  you  may  vote by  submitting  voting instructions to your broker,  trustee or nominee.  For directions on how to vote, please refer to the instructions  included on your proxy card or, for shares held in street name,  the voting  instruction  card provided by your broker, trustee or nominee.

Q.   Can I change my vote?

A.   You may  change  your  vote at any time  prior  to the vote at the  special meeting.  If you are the stockholder of record, you may change your vote by
     (i) granting a new proxy bearing a later date (which automatically  revokes the earlier  proxy),  (ii) providing a written notice of revocation of your proxy to EnerJex's corporate Secretary prior to your shares being voted, or
     (iii) attending the special  meeting and voting in person.  Mere attendance at the meeting will not cause your  previously  granted proxy to be revoked unless you specifically so request.  If you hold shares in street name, you may change your vote by submitting new voting  instructions to your broker, trustee or nominee, or, if you have obtained a legal proxy from your broker or  nominee  giving you the right to vote your  shares,  by  attending  the meeting and voting in person.

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                                VOTING SECURITIES
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     The  following  table  presents  information,  to  the  best  of  EnerJex's knowledge,  about the  ownership  of  EnerJex's  common  stock on April 15 , 2008 relating to those  persons known to  beneficially  own more than 5% of EnerJex's capital stock and by EnerJex's directors and executive officers.  The percentage of beneficial ownership for the following table is based on 22,203,256 shares of common stock outstanding.

     Beneficial  ownership is  determined  in  accordance  with the rules of the
Securities and Exchange Commission and does not necessarily  indicate beneficial ownership  for any  other  purpose.  Under  these  rules,  beneficial  ownership includes  those  shares of common stock over which the  stockholder  has sole or shared voting or investment  power. It also includes shares of common stock that the  stockholder  has a right to  acquire  within 60 days after  April 15 ,  2008 pursuant  to  options,  warrants,  conversion  privileges  or other  right.  The percentage  ownership of the outstanding common stock,  however, is based on the assumption,  expressly  required  by the rules of the  Securities  and  Exchange
Commission, that only the person or entity whose ownership is being reported has converted options or warrants into shares of EnerJex's common stock.

                                                                                                     Percent of
                                                                             Number            Outstanding Shares of
Name of Beneficial Owner, Officer or Director(1)                           of Shares              Common Stock(2)
------------------------------------------------------------------     -------------------     -----------------------
   Steve C. Cochennet, President & Chief Executive Officer(3)            3,000,000((4))                13.5%

   Dede P. Jones, Director of Finance & Accounting(3)                      100,000(5)                   0.5%

   Robert (Bob) G. Wonish, Director(3)                                     200,000(6)                   0.9%

   Darrel G. Palmer, Director(3)                                           200,000(6)                   0.9%

   Daran G. Dammeyer, Director(3)                                          209,600(6)                   0.9%

   Dr. James W. Rector, Director(3)                                           -0-                       0.0%

Directors and Officers as a Group                                          3,709,600                   16.7%

   West Coast Opportunity Fund LLC(7)*                                     5,000,000                   22.5%
   West Coast Asset Management, Inc.
   Paul Orfalea, Lance Helfert & R. Atticus Lowe
   2151 Alessandro Drive, #100
   Ventura, CA 93001

   Enable Growth Partners L.P.((8))*                                       1,929,900                    8.7%
   Enable Capital Management, LLC
   Mitchell S. Levine
   One Ferry Building, Suite 225
   San Francisco, CA 94111

Total Beneficial Owners as a group                                         6,929,900                   31.2%

Directors, Officers and Beneficial Owners as a Group                       10,639,500                  47.9%

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(1)  As used in this  table,  "beneficial  ownership"  means  the sole or shared power to vote,  or to direct  the  voting  of, a  security,  or the sole or shared  investment  power with  respect to a security  (i.e.,  the power to dispose of, or to direct the disposition of, a security).
(2)  Figures are rounded to the nearest tenth of a percent.
(3)  The address of each person is care of EnerJex:  7300 W. 110th  Street,  7th
     Floor, Overland Park, Kansas 66210.
(4)  Includes 1,000,000  options,  exercisable at $1.25 per share through May 3,
     2011.
(5)  Includes 100,000  options,  exercisable at $1.50 per share through July 31,
     2011.
(6)  Includes  200,000  options,  exercisable  at $1.25 per share through May 3,
     2011.
(7)  The investment manager of West Coast Opportunity Fund, LLC ("WCOF") is West
     Coast Asset Management ("WCAM"). WCAM has the authority to take any and all actions on behalf of WCOF,  including  voting any shares held by WCOF. Paul
     Orfalea,  Lance  Helfert and R.  Atticus  Lowe  constitute  the  Investment
     Committee of WCOF. Messrs.  Orfalea,  Helfert and Lowe disclaim  beneficial ownership of the shares.

(8)  Enable Capital Management, LLC, as general and investment manager of Enable
     Growth Partners L.P. and other clients,  may be deemed to have the power to direct the voting or  disposition  of shares of common stock held by Enable growth Partners L.P.  (1,385,200  shares of common stock) and other clients
     (544,700  shares of common stock).  Therefore,  Energy Capital  Management,
     LLC, as Enable Growth  Partners  L.P.'s and those other  accounts'  general partner and investment manager,  and Mitchell S. Levine, as managing member and  majority  owner of Enable  Capital  Management,  LLC, may be deemed to beneficially own the shares of common stock owned by Enable Growth Partners
     L.P. and such other accounts.

     * The  information  set  forth in this  table  is based on the  information reported by the  beneficial  owners  pursuant  to their most  recent  respective
Schedule 13G filings.

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PROPOSAL 1.  APPROVAL OF REVERSE STOCK SPLIT
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     Stockholders  are being asked to approve a 1-for-5  reverse  stock split of
EnerJex's  outstanding common stock (or more plainly stated, every five existing shares would be exchanged for one new share).  EnerJex will not issue fractional shares in connection  with the reverse stock split.  Any fractional  shares that result from the reverse  stock split will be rounded up to the next whole share.
Further, this means no stockholder will hold less than one whole share.

     The  board  of  directors  has  adopted  a  resolution  (i)  declaring  the advisability of a 1-for-5 reverse stock split, subject to stockholder  approval,
(ii) in  connection  therewith,  a form of amendment  to  EnerJex's  Articles of
Incorporation  to effect  such a reverse  stock  split,  subject to  stockholder approval,  and (iii)  authorizing  any other action it deems necessary to effect such a reverse  stock  split,  without  further  approval  or  authorization  of
EnerJex's  stockholders,  at any time  within 12 months of the  approval of this proposal.

     If the  proposed  reverse  stock  split  is  approved,  EnerJex's  board of directors would effect the reverse stock split immediately prior to consummation of the proposed public offering of EnerJex's common stock described below.

The Purpose for Which the Board of Directors Would Enact the Reverse Stock Split

     On April 9, 2008, EnerJex filed a Registration Statement on Form S-1 for an underwritten  public  offering  of its  common  stock.  In  connection  with the proposed public offering,  EnerJex anticipates applying to list its common stock on AMEX  under the  proposed  symbol  "JEX." One of the  quantitative  standards needed to qualify for initial  listing on AMEX is that  EnerJex's  common  stock must have a minimum bid price of $3.00 per share.  On April 9, 2008, the closing price of EnerJex's common stock as quoted on the Over-the-Counter Bulletin Board was $1.10.  The board of directors  believes  that listing  EnerJex's  shares of common stock on AMEX is in the best  interests  of EnerJex and its  stockholders for a number of reasons,  including that it may enable a more active and orderly trading market to develop,  thereby enabling EnerJex stockholders to more easily buy and sell shares of EnerJex common stock.  However,  even after effecting the reverse  stock  split,  there can be no  assurance  that  EnerJex  will meet the requirements for initial listing on AMEX.

     To accomplish  the reverse stock split,  EnerJex would file an amendment to the Articles of  Incorporation  with the Nevada  Secretary of State. The form of amendment  to Article VI of the  Articles of  Incorporation  to  accomplish  the proposed  reverse stock split is attached to this Proxy  Statement as Attachment
A. The text of the amendment to the Amended Articles of Incorporation is subject to  modification  to include  such changes as may be required by the laws of the
State of Nevada and as the board of directors  deems  necessary and advisable to effect the reverse stock split.

     If the board of directors  elects to implement the reverse stock split, the number of issued and  outstanding  shares of  EnerJex's  common  stock  would be reduced from  22,203,256 to  approximately  4,440,652.  The number of authorized shares of the Common and  Preferred  Stock would remain  unchanged.  The reverse stock split would become  effective upon filing the amendment to the Articles of
Incorporation  with the Nevada Secretary of State. No further action on the part of stockholders  would be required to either effect or abandon the reverse stock split.  If the board of directors  does not  implement  the reverse  stock split within 12 months of the approval of this proposal, the authority granted in this proposal to  implement  the reverse  stock  split will  terminate.  The board of directors  reserves  its right to elect not to proceed  and  abandon the reverse stock split if it determines,  in its sole discretion,  that this proposal is no longer in the best interests of EnerJex's  stockholders.

Risks Associated with the Proposed Reverse Stock Split

     The  immediate  effect of the  reverse  stock  split would be to reduce the number of shares of the outstanding common stock and to potentially increase the trading price of such common stock.  However, the effect of any effected reverse stock split upon the market price of the common stock cannot be  predicted,  and the  history of reverse  stock  splits for  companies  in similar  circumstances sometimes improves stock  performance,  but in many cases does not. There can be no assurance  that the trading price of the common stock after the reverse stock split  will  rise in  proportion  to the  reduction  in the  number of shares of
EnerJex's  common stock  outstanding  as a result of the reverse  stock split or remain at an increased  level for any period.  Also,  there is no assurance that the stock price would not decline below the  anticipated  stock price  following the  reverse  stock  split or that the  trading  price  would  remain  above the thresholds  required to meet initial  listing  requirements of AMEX. The trading price of the  common  stock  may  change  due to a  variety  of  other  factors, including  EnerJex's  operating  results,  other  factors  related to  EnerJex's business and general market conditions.  In addition, the fewer number of shares that will be  available  to trade  will  possibly  cause the  trading  market of
EnerJex's common stock to become less liquid, which could have an adverse effect on the price of the common stock.

Effects on Ownership by Individual Stockholders

     If EnerJex  implements  the reverse  stock  split,  the number of shares of
EnerJex's common stock held by each  stockholder  would be reduced by one-fifth, and then rounded up to the nearest  whole share.  The reverse  stock split would not  affect  any  stockholder's  percentage  ownership  interests  in EnerJex or proportionate  voting power,  except to the extent that  interests in fractional shares would be rounded up to the nearest whole share.

Effect on Options, Warrants and Other Securities

     All  outstanding   options,   warrants  and  other  securities   (including
convertible debt instruments)  entitling holders to purchase shares of EnerJex's common  stock  would be  adjusted as a result of the  reverse  stock  split,  as required  by  the  terms  of  these  securities.  In  particular,  proportionate adjustments  will be made to the  exercise  price per  share  and the  number of shares  issuable  upon the exercise of all  outstanding  options,  entitling the holders to  purchase  shares of  EnerJex's  common  stock,  which will result in approximately  the  same  aggregate  price  being  required  to be paid for such options upon exercise  immediately  preceding the reverse stock split. Also, the number of shares reserved for issuance under any existing  employee stock option plans would be reduced by  one-fifth,  and then rounded up to the nearest  whole share.

Other Effects on Outstanding Shares

     If the reverse stock split is  implemented,  the rights and  preferences of the  outstanding  shares of the  common  stock  would  remain the same after the reverse stock split.  Each share of common stock issued  pursuant to the reverse stock split  would be fully paid and  non-assessable.  The  reverse  stock split would result in some  stockholders  owning "odd-lots" of less than 100 shares of the common  stock.  Brokerage  commissions  and other costs of  transactions  in odd-lots are generally  higher than the costs of transactions in "round-lots" of even multiples of 100 shares.

Authorized Shares of Common Stock

     The reverse  stock split,  if  implemented,  would not change the number of authorized  shares of the common stock as  designated  by EnerJex's  Articles of
Incorporation. Therefore, because the number of issued and outstanding shares of common  stock  would  decrease,  the number of shares  remaining  available  for issuance  under  EnerJex's  authorized  pool of  common  stock  would  increase.

     The following table sets forth information  regarding EnerJex's current and anticipated  number of authorized  shares and issued and  outstanding  shares of common stock following implementation of the reverse stock split.

                                                     Number of             Number of
                                                    Authorized             Issued and             Number of Shares of
                                                     Shares of            Outstanding            Common Stock Available
                                                   Common Stock              Shares                   for Issuance
                                                --------------------    -------------------    -------------------------
As of April 15, 2008 (Record Date)                  100,000,000              22,203,256(1)                77,796,744(2)
Following 1-for-5 Reverse Stock Split               100,000,000            4,440,652(1)(3)             95,559,348(2)(3)

------------------------------------------------------------------------------------------------------------------------
(1)  Does not include:  (i) 2,292,500 (458,500  post-split) shares of our common stock  issuable  upon  exercise  of  outstanding  options  under  EnerJex's existing  2000  and  2002/2003  Stock  Option  Plans;  (ii)  12,500  (2,500
     post-split)   shares  issuable  upon  conversion  of  a  $25,000  unsecured convertible  note,  which is  convertible  into shares of EnerJex's  common stock at $2.00 ($10.00  post-split)  per share;  and (iii) 300,000  (75,000 post-split)  shares of EnerJex's common stock issuable upon the exercise of outstanding  warrants at an exercise price of $0.60 ($3.00  post-split) per share.
(2)  Does not include  3,707,500  (741,500  post-split)  shares of common  stock available for issuance upon future grants  pursuant to EnerJex's  2002/2003
     Stock Option Plan.
(3)  These numbers are only estimates and may change based upon fractional share rounding.

     The  additional  shares of common  stock that would  become  available  for issuance if the reverse stock split is approved  could also be used by EnerJex's management to oppose a hostile  takeover  attempt or delay or prevent changes of control or changes in or removal of management,  including transactions that are favored by a majority of the  stockholders  or in which the  stockholders  might otherwise receive a premium for their shares over then-current  market prices or benefit in some other manner. Although the proposed reverse stock split has been prompted by business and  financial  considerations,  stockholders  nevertheless should be aware that approval of the proposal could facilitate future efforts by
EnerJex's management to deter or prevent a change in control of EnerJex.

     On April 9, 2008,  EnerJex filed a Registration  Statement on Form S-1 with the  Securities  and Exchange  Commission  to register  certain of its shares of common stock in an underwritten  public  offering.  The shares to be sold in the underwritten  public offering will be issued from the post-reverse  split number of authorized  shares of common stock.  Other than the shares of common stock to be issued pursuant to the underwritten  public  offering,  EnerJex does not have any current plan,  proposal or arrangement,  written or otherwise,  to engage in any business or  investment  opportunity  involving  the issuance of  additional shares of common stock.

Procedure  for  Implementing  the Proposed  Reverse  Stock Split and Exchange of
Stock Certificates

     If stockholders  approve the reverse stock split and proposed  amendment to the Articles of  Incorporation,  the board of directors may elect whether or not to declare a reverse stock split at any time within 12 months of the approval of the  proposal.  The  reverse  stock  split  would be  implemented  by filing the amendment to the Articles of  Incorporation  with the Nevada Secretary of State, and the reverse  stock split would  become  effective  on the date the filing is accepted by the Nevada Secretary of State.

     As of the  effective  date of the reverse  stock  split,  each  certificate representing shares of EnerJex common stock before the reverse stock split would be deemed,  for all  corporate  purposes,  to evidence  ownership of the reduced number of shares of common stock  resulting  from the reverse  stock split.  All shares,  underlying  options and  warrants  and other  securities  would also be automatically adjusted on the effective date.

     If EnerJex elects to exchange share certificates,  its transfer agent would act as the  exchange  agent for purposes of  implementing  the exchange of stock certificates.  In such event,  as soon as practicable  after the effective date, stockholders  and holders of securities  convertible  into EnerJex  common stock would be notified of the effectiveness of the reverse stock split.  Stockholders of record would  receive a letter of  transmittal  requesting  them to surrender their stock certificates for stock  certificates  reflecting the adjusted number of shares as a result of the reverse stock split.  Persons who hold their shares in brokerage accounts or "street name" would not be required to take any further actions to effect the exchange of their certificates.  No new certificates would
be  issued  to  a  stockholder   until  such  stockholder  has  surrendered  the
outstanding  certificate(s)  together  with the properly  completed and executed letter of transmittal to the exchange agent.  Until surrender,  each certificate representing  shares before the reverse  stock split would  continue to be valid and would represent the adjusted number of shares based on the conversion  ratio of the reverse stock split, rounded up to the nearest whole share.  Stockholders should not destroy any stock  certificate and should not submit any certificates to EnerJex's transfer agent until they receive a letter of transmittal.

Accounting Consequences of the Reverse Stock Split

     The par value per share of EnerJex's  common  stock would remain  unchanged after the reverse stock split. As a result, on the effective date of the reverse stock split, the stated capital on EnerJex's  balance sheet  attributable to the common stock will be reduced  proportionally,  based on the conversion  ratio of the reverse stock split,  from its present  amount,  and the additional  paid-in capital  account will be credited with the amount by which the stated capital is reduced.  The per share  common stock net income or loss and net book value will be increased because there will be fewer shares of the common stock outstanding.
EnerJex does not anticipate that any other accounting  consequences  would arise as a result of the reverse stock split.

No Fractional Shares

     EnerJex will not issue  fractional  shares in  connection  with the reverse stock  split.  In order to avoid the  expense and  inconvenience  of issuing and transferring  fractional  shares of its common stock to  stockholders  who would otherwise be entitled to receive fractional shares of common stock following the reverse stock split,  any fractional  shares which result from the reverse stock split  will be  rounded  up to the next  whole  share.  Further,  this  means no stockholder will hold less than one whole share.

No Appraisal Rights

     Under Nevada Revised  Statutes,  stockholders are not entitled to appraisal rights with respect to the proposed  amendment to the Articles of  Incorporation to effect the reverse stock split.

United States Federal Income Tax Consequences of the Reverse Stock Split

     The  following is a summary of important  U.S.  tax  considerations  of the reverse stock split.  It addresses only  stockholders  who hold the  pre-reverse stock split shares and  post-reverse  stock split shares as capital  assets.  It does not purport to be complete  and does not  address  stockholders  subject to
special  rules,  such  as  financial  institutions,   tax-exempt  organizations,
insurance companies, dealers in securities,  mutual funds, foreign stockholders, stockholders who hold the pre-reverse  stock split shares as part of a straddle, hedge, or conversion  transaction,  stockholders who hold the pre-reverse  stock split shares as  qualified  small  business  stock within the meaning of Section
1202 of the Internal Revenue Code of 1986, as amended (the "Code"), stockholders who are subject to the  alternative  minimum  tax  provisions  of the Code,  and stockholders who acquired their  pre-reverse  stock split shares pursuant to the exercise of employee stock options or otherwise as compensation. This summary is based upon current law, which may change,  possibly even retroactively.  It does not address tax  considerations  under state,  local,  foreign,  and other laws.
Furthermore, EnerJex has not obtained a ruling from the Internal Revenue Service or an opinion of legal or tax counsel  with respect to the  consequences  of the reverse  stock split.  Each  stockholder  is advised to consult a qualified  tax advisor.

     The proposed reverse stock split is intended as a  "reorganization"  within the  meaning  of Section  368 of the Code.  Assuming  the  reverse  stock  split qualifies as a reorganization,  a stockholder  generally will not recognize gain or loss on the reverse stock split.  The aggregate tax basis of the post-reverse stock split  shares  received  will be equal to the  aggregate  tax basis of the pre-reverse stock split shares exchanged therefor  (excluding any portion of the holder's basis  allocated to fractional  shares),  and the holding period of the post-reverse  stock split shares received will include the holding period of the pre-reverse  stock  split  shares  exchanged.  The  rounding  up in  respect  of fractional shares will not result in a taxable event to a stockholder;  however, there will be an adjustment to the  stockholder's  basis equal to the fractional share times the market  value on the date of  issuance.  No gain or loss will be recognized by EnerJex as a result of the reverse stock split.

     The ensure compliance with Treasury Department Circular 230, each holder of common stock is hereby  notified that:  (a) any  discussion of U.S.  federal tax issues in this proxy statement is not intended or written to be used, and cannot be used,  by such  holder for the  purpose  of  avoiding  penalties  that may be imposed on such holder under the Code; (b) any such discussion has been included by EnerJex in  furtherance  of the reverse  stock  split on the terms  described herein and (c) each such  holder  should  seek  advice  based on its  particular circumstances from an independent tax advisor.

     The form of  amendment to Article VI of the  Articles of  Incorporation  is
attached as Attachment A to this proxy statement.

Recommendation of the Board of Directors

     The board of  directors  recommends  a vote FOR the reverse  stock split as proposed  and the  amendment  to the  Articles  of  Incorporation,  and  proxies solicited  by the  board  of  directors  will  be so  voted  in the  absence  of instructions to the contrary.

--------------------------------------------------------------------------------
PROPOSAL 2: OTHER MATTERS
--------------------------------------------------------------------------------

     As of the date of this statement EnerJex management knows of no business to be presented to the meeting that is not referred to in the accompanying  notice.
As to other  business that may properly come before the meeting,  it is intended that proxies properly  executed and returned will be voted in respect thereof at the  discretion of the person  voting the proxies in accordance  with their best judgment,  including upon any  stockholder  proposal about which EnerJex did not receive timely notice.

Expenses of Proxy Solicitation

     The  principal  solicitation  of proxies  will be made by mail.  Expense of
distributing   this  Proxy   Statement  to   stockholders,   which  may  include
reimbursement  to banks,  brokers  and other  custodians  for their  expenses in forwarding this Proxy Statement, will be borne exclusively by EnerJex.

Proposals of Stockholders

     Any  stockholder  proposal  intended to be considered  for inclusion in the proxy  statement  for  presentation  at the EnerJex 2008 Annual  Meeting must be received by EnerJex by May 31, 2008. The proposal must be in accordance with the provisions of Rule 14a-8  promulgated by the Securities and Exchange  Commission under the  Securities  Exchange  Act of 1934.  It is  suggested  the proposal be submitted by certified mail -- return receipt requested. Stockholders who intend to present a proposal at the EnerJex 2008 Annual Meeting without  including such proposal in EnerJex's proxy statement must have provided  EnerJex notice of such proposal no later than July 8, 2008. EnerJex reserves the right to reject,  rule out of order, or take other appropriate action with respect to any proposal that does not comply with these and other applicable requirements.

                                       By order of the Board of Directors

                                       Steve Cochennet, Chairman

Overland Park, Kansas
May ___, 2008

                                       10

                             ENERJEX RESOURCES, INC.
                                      PROXY

                         Special Meeting of Stockholders
                                  May 27 , 2008

       This Proxy is solicited on behalf of the EnerJex Board of Directors

     The undersigned  appoints Steve Cochennet,  Chairman of EnerJex  Resources,
Inc.,  with  full  power  of  substitution,   the  attorney  and  proxy  of  the
undersigned, to attend the special meeting of stockholders of EnerJex Resources,
Inc., to be held Tuesday ,  May 27 , 2008, beginning  at 10:00 a.m., Central Time, at 7300 W. 110th, 7th Floor,  Overland Park, Kansas 66210 and at any adjournment thereof,  and to vote the stock the  undersigned  would be  entitled  to vote if personally  present,  on all  matters  set  forth  in  the  Proxy  Statement  to stockholders  dated  May __,  2008,  a copy of  which has been  received  by the undersigned, as follows:

                                                                FOR   AGAINST   ABSTAIN
1.   Approval to (i) grant discretionary authority to the
     board of directors to effectuate a 1-for-5 reverse
     stock split of EnerJex's common stock, (ii) in
     connection therewith, approval of the form of
     amendment to EnerJex's Articles of Incorporation to
     effect the reverse stock split, and (iii)                                   
     authorization for the board of directors to perform
     any other action deemed necessary to effect the
     reverse stock split, without further approval or
     authorization from the stockholders, at any time
     within 12 months of the approval of this proposal:

THIS PROXY WILL BE VOTED IN ACCORDANCE WITH THE SPECIFIC  INDICATIONS  ABOVE. IN
THE ABSENCE OF SUCH INDICATIONS, THIS PROXY, IF OTHERWISE DULY EXECUTED, WILL BE
VOTED FOR EACH OF THE MATTERS SET FORTH ABOVE.

Date ___________________________, 2008         Number of Shares ________________

Please sign exactly as
your name appears on                           ---------------------------------
your stock certificate(s).                     Signature
If your stock is issued in                     Print Name Here:
the names of two or more                                       -----------------
persons, all of them must
sign this proxy.  If signing                   ---------------------------------
in representative capacity,                    Signature
please indicate your title.                    Print Name Here:
                                                               -----------------

Please check the  following  box if you intend to attend the special  meeting in person: 

            PLEASE SIGN AND RETURN THIS PROXY PRIOR TO MAY 26 , 2008.

                        Mail To: EnerJex Resources, Inc.,
              7300 W. 110th, 7th Floor, Overland Park, Kansas 66210

Attachment A

Article VI - Capital Stock shall be amended to add the following section:

     Section  5.  Reverse  Stock  Split.  Effective  upon  the  filing  of  this
     Certificate of Amendment of Articles of Incorporation with the Secretary of
     State of the State of Nevada  (the  "Effective  Time"),  the  shares of the
     Corporation's Common Stock issued and outstanding  immediately prior to the
     Effective Time (the "Old Common Stock"), will be automatically reclassified as and combined  into shares of Common Stock (the "New Common  Stock") such that each five  shares of Old Common  Stock  shall be  reclassified  as and combined into one share of New Common Stock.  Notwithstanding  the previous sentence,  no fractional  shares of New Common Stock shall be issued to the holders  of record of Old Common  Stock in  connection  with the  foregoing reclassification  of shares of Old  Common  Stock.  In lieu  thereof,  each fractional  share  shall be rounded up to the  nearest  whole  share of New
     Common  Stock.  Each  stock  certificate  that,  immediately  prior  to the
     Effective Time represented shares of Old Common Stock shall, from and after the Effective Time,  automatically  and without the necessity of presenting the same for exchange,  represent that number of whole shares of New Common
     Stock  into  which  the  shares of Old  Common  Stock  represented  by such certificate  shall have been  reclassified;  provided,  however,  that each holder of record of a  certificate  that  represented  shares of Old Common
     Stock shall receive, upon surrender of such certificate,  a new certificate representing  the number of whole shares of New Common Stock into which the shares of Old Common Stock  represented by such certificate shall have been reclassified as set forth above.